Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

Cumberland Pharmaceuticals Inc.
Nashville, Tennessee

We consent to the incorporation by reference in the registration statement of Cumberland Pharmaceuticals Inc. on Form S-3 (No. 333-251308) and Form S-8 (No. 333-164376) of our report dated March 12, 2021, on our audit of the consolidated financial statements of Cumberland Pharmaceuticals Inc. as of December 31, 2020 and for the year ended December 31, 2020, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP

Nashville, Tennessee
March 12, 2021